SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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TradeStation Group, Inc.

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TRADESTATION GROUP, INC.
TradeStation Building
8050 S.W. 10th Street
Plantation, Florida 33324

Notice of Annual Meeting of Shareholders
to be held September 26, 2003

To Our Shareholders:

     The 2003 annual meeting of shareholders (the “Annual Meeting”) of TradeStation Group, Inc. will be held on September 26, 2003, at 10:00 a.m., local time, at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida 33324, for the following purposes:

1.	To elect six directors of the company to serve for a one-year term expiring in 2004;

2.	To ratify the selection of Ernst & Young LLP as the company’s independent public accountants for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed July 31, 2003, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

     Copies of the company’s Proxy Statement and annual report for the year ended December 31, 2002 accompany this notice.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

By Order of the Board of Directors

/s/ Marc J. Stone

Marc J. Stone Secretary

Plantation, Florida
August 22, 2003

TRADESTATION GROUP, INC.
TradeStation Building
8050 S.W. 10th Street
Plantation, Florida 33324

PROXY STATEMENT

INTRODUCTION

General

     This Proxy Statement, which, together with the accompanying proxy card, is first being mailed to shareholders on or about August 25, 2003, is furnished to the shareholders of TradeStation Group, Inc. in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of the company for use in voting at the 2003 annual meeting of shareholders (the “Annual Meeting”), including any adjournment or postponement thereof.

     The cost of this solicitation will be borne by the company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers and/or regular employees of the company without additional compensation or remuneration therefor. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the company will, upon request, reimburse them for their reasonable expenses in so doing.

     A copy of the company’s annual report for the fiscal year ended December 31, 2002 (which has included therein audited financial statements for the company for the three fiscal years ended December 31, 2002) is being mailed to the company’s shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement nor is it to be deemed a part of the proxy soliciting material.

Voting Procedures

     Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions thereon. In voting by proxy in regard to the election of six directors to serve until the 2004 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to the ratification of the selection of Ernst & Young LLP as the company’s independent public accountants, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the company’s nominees as directors and (ii) ratification of the selection of Ernst & Young LLP. See Proposals 1 and 2 herein. Sending in a signed proxy will not affect a shareholder’s right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by, among other methods, giving notice of such revocation to the Secretary of the company, attending the Annual Meeting and voting in person or by duly executing and returning a proxy bearing a later date.

     The management knows of no other matters to be presented for action at the Annual Meeting other than as mentioned herein. However, if any other matters come before the Annual Meeting, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

     At the close of business on July 31, 2003, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting (the “Record Date”), the company’s outstanding voting securities consisted of 40,703,068 shares of Common Stock. Holders of Common Stock are entitled to one vote per share.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers, and (iv) all directors and executive officers as a group. Except as otherwise described in the footnotes below, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)

Name of Beneficial Owner(1)	Number	Percent

William R. Cruz (2)	10,928,838	26.9%
Ralph L. Cruz (3)	10,791,468	26.5%
Salomon Sredni	424,750	1.0%
Charles F. Wright (4)	296,079	*
Marc J. Stone	200,000	*
David H. Fleischman (5)	65,500	*
Stephen C. Richards	45,999	*
Michael W. Fipps	8,583	*
All executive officers and directors as a group (8 persons)(6)	22,761,217	54.9%

*	Less than 1%.

(1)	The address of William R. Cruz and Ralph L. Cruz is TradeStation Group, Inc., 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. It includes options held by executive officers and/or directors which are exercisable within 60 days of July 31, 2003.

(2)	All but 100 shares are held by two Texas limited partnerships as to which William R. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In both limited partnerships William R. Cruz is the sole limited partner. Does not include 900 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership.

(3)	The shares are held by two Texas limited partnerships as to which Ralph L. Cruz possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners.

(4)	Includes 6,500 shares held as custodian for the benefit of the sons of Charles F. Wright.

(5)	Includes 17,500 shares held by the wife of David H. Fleischman.

(6)	See other footnotes above.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the company and their respective ages and positions with the company as of the date of this Proxy Statement are as follows:

NAME	AGE	POSITION WITH THE COMPANY

William R. Cruz	42	Co-Chairman of the Board and Co-Chief Executive Officer
Ralph L. Cruz	39	Co-Chairman of the Board and Co-Chief Executive Officer
Salomon Sredni	36	President and Chief Operating Officer and Director
David H. Fleischman	57	Chief Financial Officer, Vice President of Finance and Treasurer
Marc J. Stone	42	Vice President of Corporate Development, General Counsel and Secretary
Michael W. Fipps (1)	60	Director
Stephen C. Richards (1)(2)	49	Director
Charles F. Wright (1)(2)	52	Director

(1)	Member of the Audit Committee of the board of directors.

(2)	Member of the Compensation Committee of the board of directors.

     The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the board of directors.

     WILLIAM R. CRUZ co-founded the company with his brother, Ralph Cruz, in 1982 and has been a director since that time. He served as President from 1982 to September 1999. Mr. Cruz was appointed Co-Chairman of the Board and Co-Chief Executive Officer of the company in 1996. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the conception and management of the company’s products and product strategies.

     RALPH L. CRUZ co-founded the company in 1982 and has been a director since that time. Mr. Cruz was Vice President of the company from 1982 until 1996, at which time he was appointed Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Cruz also serves as a director of the company’s two operating subsidiaries. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the company’s marketing strategies.

     SALOMON SREDNI joined the company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the company in July 1997. In August 1999, he was named President and Chief Operating Officer. Mr. Sredni also serves as a director of the company’s two operating subsidiaries. Before joining the company, from August 1994 to November 1996, Mr. Sredni was Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical Company. Prior to that time, from January 1988 to August 1994, Mr. Sredni was with Arthur Andersen LLP. Mr. Sredni is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor’s degree in Accounting from The Pennsylvania State University.

     DAVID H. FLEISCHMAN joined the company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the Board of Advisors of The SeaSpecialties Group. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization — J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking Company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom Company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor’s of science degree in accounting from The New York Institute of Technology.

     MARC J. STONE joined the company in May 1997 as its Vice President of Corporate Development, General Counsel and Secretary. Mr. Stone also serves as a director of the company’s two operating subsidiaries, and as an executive registered principal of TradeStation Securities, one of the company’s operating subsidiaries. From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Baena Price & Axelrod LLP, which currently serves as the company’s regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone has bachelor’s degrees in English and American Literature and Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

     MICHAEL W. FIPPS joined the Board, and became a member of the Audit Committee, in March 2002. Since October 1997, he has been semi-retired, working occasionally as an independent consultant, including associations with Endeavor Pharmaceuticals, a specialty pharmaceutical start up company, from April 2002 to July 2003, and Connally and Associates, a profit recovery firm, from December 1998 through April 2000. From June 1994 to October 1997, he served as Chief Financial Officer and Senior Vice President of IVAX Corporation, a publicly-held pharmaceutical Company. Before going to IVAX, from 1973 to 1994, Mr. Fipps served as Vice President-Finance and Treasurer of Bergen Brunswig Corporation, a large wholesale distributor of prescription pharmaceuticals and other health care products. Mr. Fipps is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He has a bachelor of arts degree from University of North Carolina.

     STEPHEN C. RICHARDS is Chief Operating Officer and Chief Financial Officer of Network Associates, Inc. (NYSE:NET), a provider of network security and availability solutions for e-business. He served as Chief Online Trading Officer of E*TRADE Group, Inc., a position he held from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*Trade’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., where he was employed for more than 11 years. He is also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards serves on the board of governors of the Pacific Stock Exchange since January of 2003. He received a Bachelor of Arts in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant. Mr. Richards became a director of the company in August 1999, at which time he was also elected to the Compensation Committee and the Audit Committee of the board of directors.

     CHARLES F. WRIGHT is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. Since 2001 he has been Chairman and co-owner of Kilbourn Capital Management, Inc., which manages the Kilbourn Diversified Strategy Fund, a hedge Fund of Funds. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves as Chairman of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, President of Second Harvest Food Bank Foundation, and a member of Greater Milwaukee Committee. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a Master’s Degree in Business Administration from Harvard University Graduate School of Business. Mr. Wright became a director of the company in June 2001, at which time he was also elected to the Compensation Committee and Audit Committee of the board of directors. Mr. Wright occasionally performed consulting services for the company under a 3-year agreement that expired in 2002. All compensation payable under that agreement was paid in 1999, two years before he joined our board.

Board Meetings and Committees of the Board

     The Board held five meetings and acted by unanimous written consent in lieu of a meeting four times during the fiscal year ended December 31, 2002.

     The Board currently includes three (3) nonemployee, independent members (“Independent Directors”), Michael W. Fipps, Stephen C. Richards and Charles F. Wright, all of whom serve on the Audit Committee of the Board. The Audit Committee’s responsibilities and other matters related to the Audit Committee are discussed in “Audit Committee Report” below.

     Mr. Richards and Mr. Wright also serve on the Compensation Committee of the Board. The Compensation Committee determines executive officers’ salaries and bonuses and administers the company’s Incentive Stock Plan and Employee Stock Purchase Plan. The Compensation Committee held two meetings and acted by unanimous written consent in lieu of a meeting four times during the fiscal year ended December 31, 2002.

     The Board does not currently have a nominating committee or a committee that performs similar functions.

Directors’ Compensation

     Our Independent Directors currently receive $750 for attendance at each meeting of the board of directors and, if held on a separate date, committees thereof, with an additional $150 paid to the chairman of the committee meeting. Pursuant to the Nonemployee Director Stock Option Plan, each independent director receives options to purchase up to 75,000 shares of common stock upon initial election as a director, as determined by the board of directors at such time, and options to purchase 7,000 shares of common stock upon each re-election as an independent director at our annual meeting of shareholders. See “EXECUTIVE COMPENSATION – Other Compensation Arrangements- Nonemployee Director Stock Option Plan.” All directors may also be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers did not in 2002 receive additional compensation for service as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires officers (as defined under the Exchange Act) and directors, and persons who own more than ten percent of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to us and our understanding that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were satisfied.

Audit Committee Report

     The Audit Committee of the Board of the company is composed of three independent directors (as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act), Michael W. Fipps (Chairman), Charles F. Wright and Stephen C. Richards. The Audit Committee operates under a written charter amended and restated by the Board in order to incorporate the changes required by the Sarbanes-Oxley Act, recently adopted SEC rules and certain proposed rules of the Nasdaq Stock Market, Inc. A copy of the amended and restated charter is attached to this Proxy Statement as Exhibit A. We believe two of these directors, Michael W. Fipps and Stephen C. Richards, are financial experts as defined in Item 401(b)(2) of Regulation S-K. Each is a certified public accountant. Mr. Fipps previously served as chief financial officer of an American Stock Exchange listed company. Mr. Richards is currently the chief operating officer and chief financial officer of a NYSE listed company and formerly served as chief financial officer of a Nasdaq National Market listed company that later became a NYSE listed company. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14). The Audit Committee held seven meetings in 2002.

     The Audit Committee monitors and oversees the company’s financial reporting process on behalf of the board of directors, reviews the independence of our independent public accountants and is now responsible for authorizing or approving the engagement of our independent public accountants for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures, critical accounting policies, and the overall quality of our financial reporting.

     Management is responsible for the company’s financial statements, systems of internal control and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In this context, the Audit Committee discussed with Ernst & Young LLP the results of its audit, its evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting for the year ended December 31, 2002.

     Specifically, the Audit Committee has reviewed and discussed the audited financial statements with the company’s management. In addition, the Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent public accountants’ responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The independent public accountants provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent public accountants that firm’s independence from the company and its management. During fiscal year 2002, the company retained its current independent public accountants, Ernst & Young LLP, for the audit of the fiscal year 2002 and the reviews of the company’s 2002 quarterly reports on Form 10-Q (Ernst & Young LLP replaced Arthur Andersen LLP on May 13, 2002, after the first quarter review by Arthur Andersen LLP).

     On May 13, 2002, Ernst & Young LLP replaced Arthur Andersen LLP as the company’s independent public accountants. This engagement was recommended by the Audit Committee and unanimously approved by the Board. Neither report of Arthur Andersen LLP on the financial statements of the company for the 2000 and 2001 fiscal years contained an adverse opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

     During the company’s 2002 fiscal year, Ernst & Young LLP performed services for the company for fees and expenses as follows:

1.	Audit Fees (including Review Fees)	$117,676
2.	Audit Related Fees	$0
3.	Tax Fees	$0
4.	Financial Information Systems Design and Implementation Fees	$0
5.	All Other Fees	$0

     During the company’s 2001 and 2002 fiscal years, Arthur Andersen LLP performed services for the company for fees and expenses as follows:

		2002	2001

1.	Audit Fees (including Review Fees)	$6,000	$115,500
2.	Audit Related Fees	$0	$0
3.	Tax Fees	$0	$0
4.	Financial Information Systems Design and Implementation Fees	$0	$0
5.	All Other Fees	$0	$0

     Submitted by the Audit Committee of the Board of Directors.

Michael W. Fipps, Chairman
Stephen C. Richards
Charles F. Wright

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     The Board of the company has established a Compensation Committee consisting solely of Independent Directors. See “DIRECTORS AND EXECUTIVE OFFICERS — Board Meetings and Committees of the Board” for a discussion of the Compensation Committee and its responsibilities.

General Compensation Philosophy

     The Compensation Committee’s strategy is to develop and implement an executive compensation program that allows the company to attract and retain highly-qualified persons to manage the company in order to enhance share value of the company’s capital stock in a dedicated and responsible manner. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the company’s operating results. Within this strategy, the Compensation Committee considers it essential to the vitality of the company to maintain levels of compensation opportunity that are competitive with companies in the company’s industry.

Executive Compensation

     Executive compensation is comprised of base salary, potential annual bonus compensation and long-term incentive compensation in the form of stock options.

Base Salaries

     Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility, although the Co-Chief Executive Officers’ base salary level in 2002 was below market levels. The Compensation Committee’s strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on individual performance, the company’s operating results, changes in responsibility (if applicable) and competitive markets.

Annual Bonus Compensation

     The Compensation Committee of the company put in place an incentive bonus compensation program for certain executive officers of the company for the 2001 and 2002 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus of up to a certain percentage of his base salary. To be awarded a bonus in the program, certain numbers contained in the company’s internal incentive budget need to be met, or an amount may be paid as determined by, and in the discretion of, the Compensation Committee. See “SUMMARY COMPENSATION TABLE” below. Bonus compensation will be paid for 2003 based upon the discretion of the Compensation Committee.

Long-Term Incentive Compensation

     The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive officers’ interests to enhancing share value. Stock options are an integral part of the company’s executive compensation program in order to align the interests of the executive officers with the interests of the company’s shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the Compensation Committee for all executive officers. In that regard, the company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the company (other than the Co-Chief Executive Officers) during fiscal years 2000, 2001 and 2002 as described in “Executive Compensation Tables — SUMMARY COMPENSATION TABLE” and “- OPTION GRANTS IN 2002 FISCAL YEAR.”

     Submitted by the Compensation Committee of the Board.

Charles F. Wright, Chairman
Stephen C. Richards

Executive Compensation Tables

     The following tables provide information about executive compensation.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation paid or earned for services rendered to us in the three years ended December 31, 2002 by our Co-Chief Executive Officers and our three other most highly compensated executive officers (who, as a group, comprise all of the executive officers of the company) whose aggregate annual compensation for 2002 exceeded $100,000 (together, the “Named Executive Officers”). We did not have a pension plan or a long term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2002. The value of all perquisites and other personal benefits received by each Named Executive Officer did not exceed 10% of the Named Executive Officer’s total annual compensation.

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities	All Other
	Fiscal			Underlying	Compen-
NAME AND PRINCIPAL POSITION	Year	Salary ($)	Bonus ($)(1)	Options(#)(2)	sation($)(3)

William R. Cruz	2002	$150,000	$—	—	$5,400
Co-Chief Executive Officer	2001	150,000	—	—	—
	2000	150,000	—	—	—

Ralph L. Cruz	2002	$150,000	$—	—	$5,400
Co-Chief Executive Officer	2001	150,000	—	—	—
	2000	150,000	—	—	—

Salomon Sredni	2002	$268,750	$54,000	130,000	$6,600
President and Chief Operating	2001	238,208	20,000	80,000	—
Officer	2000	237,000	—	60,000	—

David H. Fleischman	2002	$208,562	$20,900	60,000	$6,600
Chief Financial Officer,	2001 (4)	181,945 (4)	20,000	75,000	—
Vice President of Finance	2000	—	—	—	—
and Treasurer

Marc J. Stone	2002	$198,485	$19,850	55,000	$6,600
Vice President of Corporate	2001	198,017	—	40,000	—
Development, General Counsel	2000	197,250	—	40,000	—
and Secretary

(1)	Represents bonus earned during that year but paid in subsequent year.
(2)	Represents shares of common stock issuable upon the exercise of options granted under our Incentive Stock Plan.
(3)	Represents 401(k) Plan company contributions on behalf of the Named Executive Officer earned in 2002 but paid in 2003.
(4)	Mr. Fleischman began his employment with the company on February 1, 2001.

OPTION GRANTS IN 2002 FISCAL YEAR

     The following table summarizes the options that were granted during the fiscal year ended December 31, 2002 to the Named Executive Officers.

	Individual Grants
							Potential Realizable
		Percent of					Value at Assumed
	Number	Total					Annual Rate of
	Of	Options					Stock Price
	Securities	Granted to	Exercise	Market		Value at	Appreciation for
	Underlying	Employees	or Base	Price		Grant-Date	Option Term(1)
	Options	In Fiscal	Price	on Grant	Expiration	Market
Name	Granted(#)(2)	Year(%)	($/sh)(3)	Date($/sh)	Date	Price 0%($)(3)	5%	10%

William R. Cruz	—	—	$—	$—	—	$—	$—	$—
Ralph L. Cruz	—	—	—	—	—	—	—	—
Salomon Sredni	100,000	5.35%	1.47	1.60	01-28-12	13,000	113,623	267,999
Salomon Sredni	30,000	1.60%	1.39	1.37	12-24-12	—	25,248	64,903
David H. Fleischman	40,000	2.14%	1.47	1.60	01-28-12	5,200	45,449	107,200
David H. Fleischman	20,000	1.07%	1.39	1.37	12-24-12	—	16,832	43,269
Marc J. Stone	40,000	2.14%	1.47	1.60	01-28-12	5,200	45,449	107,200
Marc J. Stone	15,000	0.80%	1.39	1.37	12-24-12	—	12,624	32,451

(1)	Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the SEC. The actual value, if any, a Named Executive Officer may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised (if the executive officer were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(2)	These options vest and become exercisable ratably on an annual basis over five years, beginning on the anniversary of the date of grant date, and have a term of ten years from the date of grant, subject to acceleration under certain circumstances.

(3)	All options were granted at “fair market value” as defined under our Incentive Stock Plan, which is the average of the high and low sales prices of a share of common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The Compensation Committee believes this calculation more accurately reflects “fair market value” of our common stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant may be different than the exercise price per share.

AGGREGATED OPTION EXERCISES IN 2002 FISCAL YEAR
AND 2002 FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the value of all options exercised during 2002 by the Named Executive Officers and of all unexercised options held at December 31, 2002 by the Named Executive Officers measured in terms of the closing market price of our common stock on December 31, 2002.

Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options At		In-the-Money Options At
	Shares		December 31, 2002 (#)		December 31, 2002 ($)(1)
	Acquired On	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexcercisable	Exercisable	Unexcercisable

William R. Cruz	—	—	—	—	$—	$—
Ralph L. Cruz	—	—	—	—	—	—
Salomon Sredni	—	—	340,000	300,000	22,800	1,500
David H. Fleischman	—	—	15,000	120,000	—	1,000
Marc J. Stone	—	—	198,000	137,000	—	750

(1)	Based on a per share price of $1.44 on December 31, 2002, which was the closing market price of our common stock on the last day of the 2002 fiscal year.

Equity Compensation Plan Information

     The following sets forth information as of December 31, 2002 with respect to compensation plans under which the company’s common stock is authorized for issuance:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	6,591,458	$2.92	1,834,845
Equity compensation plans not approved by security holders	—	—	—
Total (1)	6,591,458	$2.92	1,834,845

(1)	Includes outstanding options to purchase 152,376 shares of common stock at a weighted-average exercise price of $3.98 assumed in the 1999 acquisition of Window On WallStreet and options to purchase 423,447 shares of common stock at a weighted-average exercise price of $4.65 assumed in the 2000 acquisition of TradeStation Securities. Does not include warrants to purchase up to 386,369 shares of common stock at an exercise price of $6.73 granted to underwriters in connection with TradeStation Securities’ initial public offering.

Other Compensation Arrangements

     Executive Officer Bonus Plan. The Compensation Committee of the company put in place an incentive bonus compensation program for certain executive officers of the company for the 2001 and 2002 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus of up to a certain percentage of his base salary. To be awarded a bonus in the program, certain numbers contained in the company’s internal incentive budget need to be met, or an amount may be paid as determined by, and in the discretion of, the Compensation Committee. See “SUMMARY COMPENSATION TABLE” above. Bonus compensation will be paid for 2003 based upon the discretion of the Compensation Committee.

     Incentive Stock Plan. Pursuant to the TradeStation Group, Inc. Incentive Stock Plan, officers, employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units. The authorized number of shares of common stock for issuance under the Incentive Stock Plan is 7,500,000, subject to future antidilution adjustments. As of December 31, 2002, options to purchase 5,919,635 shares were outstanding and 1,314,181 shares were available for issuance under the TradeStation Group Incentive Stock Plan.

     The Incentive Stock Plan is administered by the Compensation Committee of the board of directors whose members must qualify as “nonemployee directors” (as such term is defined in Rule 16b-3 under the Exchange Act). The Compensation Committee is authorized to determine, among other things, the employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the common stock on the date of grant). The Compensation Committee also determines the treatment to be afforded to a participant in the Incentive Stock Plan in the event of termination of employment for any reason, including death, disability or retirement, or change in control. Under the Incentive Stock Plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

     The Compensation Committee may delegate to the company’s Co-CEOs the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the company identified by the Co-CEOs. The Compensation Committee has historically delegated to the Co-CEOs the authority to grant options covering up to 250,000 shares of common stock per annum, but retained the ability to revoke the delegation at any time. No such authority is currently delegated to the Co-CEOs.

     The board of directors has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of any material amendment is generally required.

     TradeStation Securities Assumed Options. In connection with the December 29, 2000 merger acquisition of TradeStation Securities, we assumed the outstanding options under TradeStation Securities’ 1999 incentive stock plan. Each option issued under TradeStation Securities’ plan was assumed and converted to 1.7172 options to purchase the company’s common stock at the original exercise price divided by 1.7172. As of December 31, 2002, options to purchase 423,447 shares were outstanding.

     Window On WallStreet Assumed Options. In October 1999, in connection with our merger acquisition of Window On WallStreet, TradeStation Technologies assumed all outstanding stock options to purchase Window On WallStreet common stock (“WOW Options”), which, based on an exchange ratio of .210974 shares of the TradeStation Technologies common stock for each share of Window On WallStreet common stock, were exercisable at the time of assumption for an aggregate of 182,529 shares of common stock (82,783 shares of common stock at an exercise price of $.48 per share, and 99,746 shares of common stock at an exercise price of $8.06 per share). The WOW Options generally vest ratably over a four-year period and their terms are ten years. After giving effect to the company’s assumption of the WOW Options pursuant to the company’s December 29, 2000 merger acquisition of TradeStation Securities, as of December 31, 2002 there were 152,376 WOW Options outstanding.

     Nonemployee Director Stock Option Plan. Our Nonemployee Director Stock Option Plan, pursuant to which initial and annual grants of nonqualified stock options are made to each nonemployee director, became operative December 29, 2000 upon the closing of the merger by, on that date, assumption of the TradeStation Technologies Nonemployee Director Stock Option Plan and all options and option agreements issued thereunder. Upon initial election to the board of directors, each nonemployee director may be granted options to purchase up to 75,000 shares of common stock as determined by the board of directors at such time. Upon each re-election to the board of directors at the annual meeting of shareholders, each nonemployee director will be granted additional options to purchase 7,000 shares of common stock. Each option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant. We have reserved 350,000 shares of common stock for issuance under the Nonemployee Director Stock Option Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2002, options to purchase 96,000 shares were outstanding and 179,000 shares were available for issuance under the Nonemployee Director Stock Option Plan.

     The board of directors has the power to amend the Nonemployee Director Stock Option Plan from time to time. Shareholder approval of any material amendment is generally required.

     Outstanding Options. As of December 31, 2002, options to purchase a total of 6,591,458 shares were outstanding under all stock option plans (inclusive of all options assumed under the plans discussed above), of which options to purchase 1,110,000 shares had been granted to executive officers. During 2002, options granted to executive officers totaled options to purchase 245,000 shares of common stock, which were granted at exercise prices ranging from $1.39 to $1.47 per share. In general, options granted under the Incentive Stock Plan and the other incentive stock plans described above vest at the rate of 20% per year and have a total term of ten years (except for the WOW Options, which vest ratably over 4 years). Options which have been granted under the Incentive Stock Plan to certain executive officers may immediately vest and become exercisable in certain circumstances. The options to purchase the shares granted and assumed under all plans discussed above that were outstanding as of December 31, 2002 have a weighted average exercise price of $2.92 per share.

     Employee Stock Purchase Plan. Our Employee Stock Purchase Plan provides for the issuance of a maximum of 500,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The Employee Stock Purchase Plan is administered by the Compensation Committee of the board of directors.

     All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the Employee Stock Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock, and the nonemployee directors, may not participate in the Employee Stock Purchase Plan. To participate in the Employee Stock Purchase Plan, an employee must authorize us to deduct an amount (not less than one percent nor more than ten percent of a participant’s total cash compensation) from his or her pay during six-month periods (each, a “Plan Period”). The maximum number of shares of common stock an employee may purchase in any Plan Period is 500 shares. The exercise price for the option for each Plan Period is 85% of the lower of the market price of the common stock on the first and last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions is refunded. An employee’s rights under the Employee Stock Purchase Plan terminate upon his or her voluntary withdrawal from the Employee Stock Purchase Plan or upon termination of employment. The first Plan Period (giving effect to the assumption of the predecessor company’s plan) began January 1, 1998. During the years ended December 31, 2002, 2001 and 2000, 41,565, 50,470 and 30,209 shares, respectively, of common stock were issued under the plan at average prices of $1.03, $1.49 and $2.07, respectively. As of December 31, 2002, there were 342,000 shares available for issuance under the Employee Stock Purchase Plan.

     The board of directors has the power to amend or terminate the Employee Stock Purchase Plan. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the Employee Stock Purchase Plan’s status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

     401(k) Plan. We have a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 60% of their compensation subject to the annual limit set by the Internal Revenue Service. Company contributions are vested 20% for each year of service. For the year ended December 31, 2002, contributions accrued under this plan were approximately $265,000. There were no matching contributions accrued in 2001 or 2000.

Non-Competition Agreements

     Virtually all employees, including the Named Executive Officers, have entered into agreements with the company which contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the company during their employment with us and for a period of at least two years thereafter.

Compensation Committee Interlocks And Insider Participation

     We formed the Compensation Committee of the board of directors in December 2000, at which time two Independent Directors were appointed as members. During 2002, Stephen C. Richards and Charles F. Wright, both of whom are Independent Directors, served on the Compensation Committee. The compensation (including salaries, bonuses and stock options) of the company’s executive officers for 2002 was determined by the Compensation Committee. In 2002, no member of the Compensation Committee of the board of directors of the company had any relationship with the company requiring disclosure under Item 404 of Regulation S-K.

Performance Graph

     The following graph shows a monthly comparison for the period covering December 31, 1997 through December 31, 2002 of cumulative total returns to shareholders of TradeStation Group and its predecessor, Omega Research, Inc., Center for Research in Security Prices (“CRSP”) Index for NASDAQ Stock Market (U.S. Companies) and CRSP Index for NASDAQ Stocks (SIC 6210-6219 U.S. Companies) of U.S. security brokers, dealers, and flotation companies.

[PERFORMANCE GRAPH]

     The following table presents in tabular form the data set forth in the performance graph to be included in this Proxy Statement:

     CRSP Total Returns Index for:

			NASDAQ Stocks (SIC
			6210-6219 U.S.
			Companies) in U.S.
		Nasdaq Stock Market	Security Brokers, Dealers,
Date	Company	(US Companies)	and Flotation Companies

12/31/1997	$100.0	$100.0	$100.0
01/30/1998	57.0	103.2	99.9
02/27/1998	65.1	112.9	107.4
03/31/1998	69.8	117.0	112.0
04/30/1998	103.5	119.0	119.1
05/29/1998	90.7	112.4	110.3
06/30/1998	77.9	120.3	114.1
07/31/1998	64.0	118.8	116.7
08/31/1998	41.9	95.3	86.5
09/30/1998	39.5	108.5	89.0
10/30/1998	29.1	113.3	96.3
11/30/1998	39.5	124.8	114.0
12/31/1998	55.8	141.0	136.6

			NASDAQ Stocks (SIC
			6210-6219 U.S.
			Companies) in U.S.
		Nasdaq Stock Market	Security Brokers, Dealers,
Date	Company	(US Companies)	and Flotation Companies

01/29/1999	81.4	161.5	223.5
02/26/1999	220.9	147.0	205.1
03/31/1999	198.8	158.1	259.0
04/30/1999	176.7	163.1	473.8
05/28/1999	176.7	158.5	370.9
06/30/1999	204.7	172.8	392.3
07/30/1999	188.4	169.6	297.8
08/31/1999	115.1	176.8	246.3
09/30/1999	72.1	177.0	226.6
10/29/1999	107.0	191.2	228.3
11/30/1999	107.6	214.4	287.8
12/31/1999	111.6	261.5	277.5
01/31/2000	118.6	251.9	227.6
02/29/2000	102.3	299.9	261.9
03/31/2000	86.0	293.8	301.1
04/28/2000	59.3	247.1	233.3
05/31/2000	60.5	217.3	186.6
06/30/2000	55.8	255.5	200.8
07/31/2000	54.4	242.1	188.5
08/31/2000	55.8	270.8	223.0
09/29/2000	48.8	235.6	224.3
10/31/2000	43.0	216.3	207.4
11/30/2000	32.6	166.6	141.9
12/29/2000	36.0	157.8	144.1
01/31/2001	58.1	176.9	176.7
02/28/2001	41.9	136.9	155.8
03/30/2001	37.2	117.7	140.6
04/30/2001	67.0	135.3	152.6
05/31/2001	69.4	135.1	158.1
06/29/2001	98.6	138.8	155.7
07/31/2001	59.0	129.9	139.6
08/31/2001	46.5	115.8	134.5
09/28/2001	45.6	96.3	111.0
10/31/2001	36.1	108.6	113.2
11/30/2001	32.6	124.1	122.9
12/31/2001	29.0	125.2	132.4
01/31/2002	27.2	124.2	130.8
02/28/2002	21.4	111.3	126.4
03/30/2002	20.5	118.6	124.8
04/30/2002	26.6	108.7	114.5
05/31/2002	23.1	103.9	118.5
06/29/2002	22.7	94.5	105.8
07/31/2002	25.7	85.9	86.3
08/31/2002	26.6	85.0	89.9
09/28/2002	21.8	75.8	80.8
10/31/2002	24.0	86.2	91.0
11/30/2002	24.7	95.8	102.0
12/31/2002	26.8	86.5	101.1

Notes:

A.     The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.     The indexes are re-weighted daily, using the market capitalization on the previous trading day.
C.     If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.     The index level for all series was set to $100.0 on 12/31/1997.

CERTAIN TRANSACTIONS

     At the beginning of 2002, Benedict Gambino beneficially owned more than 10% of our outstanding common stock. In August 2002, we purchased 1.5 million shares of our common stock from Mr. Gambino in a private transaction at a price of $1.35 per share, or $2.0 million, and in October 2002 we purchased an additional 2.4 million shares of our common stock from Mr. Gambino in a private transaction at a price of $1.40 per share, or $3.4 million. Both transactions were part of our 4 million share stock repurchase program announced in July 2002. After these transactions, Mr. Gambino owned approximately 1.3% of our outstanding common stock. The October 2002 transaction is currently the subject of a lawsuit by Mr. Gambino against the company and certain of its executive officers in which Mr. Gambino seeks rescission of the transaction or compensatory damages plus interest, costs and attorneys fees. The company intends to vigorously defend itself and expects to prevail.

     Andrew A. Allen, the former Chairman of the Board and Chief Executive Officer of TradeStation Securities and former beneficial owner of more than 5% of our common stock, was entitled under an employment agreement with TradeStation Securities to a severance payment of $600,000 because he elected to terminate his employment following the change in control of TradeStation Securities that occurred when we acquired that company. Prior to 2002, Mr. Allen had already been paid $400,000, and was paid the final $200,000 installment on December 29, 2002. Additionally, in November 2002, we purchased 1 million shares of our common stock from Mr. Allen in a private transaction at a price of $1.35 per share or $1.35 million. This transaction was not a part of our previously completed, or any other, stock repurchase program.

Proposal 1

ELECTION OF DIRECTORS

     Six directors, which constitute the entire Board, are to be elected at the Annual Meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the Bylaws of the company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of common stock entitled to vote at the Annual Meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

     The Board has designated the persons listed to be nominees for election as directors. Each of the nominees is currently serving as a director of the company and each has consented to being named in the Proxy Statement and to serve if elected. The company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since

Ralph L. Cruz	1982
William R. Cruz	1982
Michael W. Fipps	2002
Stephen C. Richards	1999
Salomon Sredni	1997
Charles F. Wright	2001

     For biographical and other information (including principal occupations for at least the past five years) regarding all of the nominees, see “DIRECTORS AND EXECUTIVE OFFICERS.”

     The Board recommends a vote FOR the election of each of the nominees listed above.

Proposal 2

RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board authorized the engagement of Ernst & Young LLP to serve as the company’s independent public accountants for the fiscal year ending December 31, 2003. Such independent accountants will serve at the pleasure of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

     Shareholder approval of the company’s independent public accountants is not required under Florida law. We are submitting the Audit Committee’s selection of Ernst & Young LLP to the company’s shareholders for ratification in order to determine whether the shareholders generally approve of the company’s independent public accountants. If selection of Ernst & Young LLP is not approved by the shareholders, the Audit Committee will reconsider its selection.

     Ernst & Young LLP replaced Arthur Andersen LLP as the company’s independent public accountants on May 13, 2002. Prior to that time, since 1997, Arthur Andersen LLP acted as independent accountants of the company and its consolidated subsidiaries (as and when acquired).

Required Vote

     The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 2 is necessary for the ratification of the selection of the independent public accountants.

     The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as the company’s independent public accountants.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2004 annual meeting of shareholders must be submitted to the Secretary of the company, at the principal executive offices of the company, TradeStation Building, 8050 S.W. 10th Street, Plantation, Florida 33324, no later than April 17, 2004 in order to receive consideration for inclusion in the company’s 2004 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

     The persons named as proxies for the 2004 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, and no earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the Annual Meeting, then, as long as the company includes in its proxy statement for the 2004 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.

OTHER MATTERS

     EACH PERSON SOLICITED HEREUNDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO MARC J. STONE, VICE PRESIDENT OF CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT TRADESTATION BUILDING, 8050 S.W. 10TH STREET, PLANTATION, FLORIDA 33324.

By Order of the Board

/s/ Marc J. Stone

Marc J. Stone Secretary

August 22, 2003

Exhibit A

Audit Committee Charter For the Audit Committee of the Board of Directors
of TradeStation Group, Inc. (the “Company”)

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and seek the approval of the board of directors to any amendments or restatements required or recommended. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company (other than for board or board committee service, consistent with Section 301 of the Sarbanes-Oxley Act of 2002) and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of Nasdaq listing standards. All committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by SEC rules or regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling the board’s oversight responsibility to the shareholders, potential shareholders, the investment community, and others, relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and, with the assistance of its independent auditors, for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law, rule or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., when adopted, the Company’s code of ethics and code of conduct).

The committee shall discuss periodically with management, the internal auditors, and the independent auditors issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

A-2

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

As and when SEC rules and regulations, and Nasdaq listing requirements, become effective that further define, clarify or expand the requirements and legislative intent of the Sarbanes-Oxley Act of 2002 (the “Evolving Rules and Requirements”), this charter shall promptly be amended as necessary or appropriate to comply with the Evolving Rules and Requirements. To the extent any of the Evolving Rules and Requirements are adopted prior to a charter amendment, all such Evolving Rules and Requirements shall be deemed to automatically amend this charter, pending formal amendment, as necessary to override any conflicting provision of this charter or otherwise make this charter fully compliant with all such Evolving Rules and Requirements.

A-3

PROXY

TRADESTATION GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of Common Stock of TradeStation Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida 33324, on September 26, 2003, at 10:00 a.m. (local time), and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 22, 2003, and instructs its attorneys and proxies to vote as set forth on this Proxy.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ Ralph L. Cruz ☐ William R. Cruz ☐ Michael W. Fipps ☐ Stephen C. Richards ☐ Salomon Sredni ☐ Charles F. Wright

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee the authority to vote for whom you wish to withhold, as shown here: ■

2.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

☐   FOR      ☐   AGAINST      ☐   ABSTAIN

3.	In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.